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                                                                    EXHIBIT 10.2

                                                                   July 28, 2000

                             MASTER PROMISSORY NOTE
                           (ALTERNATE BASE RATE/LIBOR)

THE
BANK OF
NEW
YORK

$12,000,000

FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of THE BANK OF NEW YORK (the "Bank") at its 10 Mason Street, Greenwich, Connecticut office, the principal sum of twelve million Dollars ($12,000,000) or the aggregate unpaid principal amount of all advances made by the Bank to the Borrower (which aggregate unpaid principal amount shall be equal to the amount duly indorsed and set forth opposite the date last appearing on the schedule attached to this note), whichever is less.

         The Borrower agrees to pay interest on the unpaid principal balance of each advance evidenced hereby from the date such advance is made at a rate per annum equal to (i) the Alternate Base Rate plus 0%, or (ii) during any Interest Period, LlBOR plus 1.5%, as the Borrower may elect in accordance with the terms of this note, but not to exceed the maximum rate permitted by law. At any time that an advance evidenced by this note shall bear interest based on the Alternate Base Rate it shall be referred to herein as an "ABR Advance". At any time that an advance evidenced by this note shall hear interest based on LIBOR, it shall be referred to herein as a "LIBOR Advance". If any advance evidenced by this note is not paid when due, the Borrower agrees to pay interest on such advance, payable on demand, at a rate per annum equal to, if the advance is an ABR Advance, 2% above the rate specified in clause (i) above and, if the advance is a LIBOR Advance, 2% above the rate otherwise applicable to such advance until the end of the then current Interest Period and thereafter, 2% above the rate specified in clause (i) above, but in any case not to exceed the maximum rate permitted by law. LIBOR Advances shall be in a minimum amount of $l00,000 and the Borrower shall give the Bank prior irrevocable notice of its desire to borrow a LIBOR Advance no later than 11:00 a.m. (New York City time) three Business Days prior to the proposed date of borrowing.

         "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the higher of (i) the Prime Rate in effect on such day and (ii) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

         "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in Greenwich, Connecticut are authorized or required by law to close and, with respect to a LIBOR Advance, a day which is also a day on which commercial banks are open for business (including dealings in U.S. Dollar deposits) in London, England and New York, New York.

         "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transactions received by

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the Bank from three Federal funds brokers of recognized standing selected by the Bank.

         "Interest Period" shall mean a period of 1, 2 or 3 month(s) as mutually agreed by the Borrower and the Bank no later than 11:00 a.m. (New York City time) three Business Days prior to the first day of such period; provided that
(i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day except, if such next succeeding Business Day falls in another calendar month, such Interest Period shall end on the next preceding Business Day and (ii) if any Interest Period would begin on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last day of the calendar month.

         "LIBOR" shall mean for the Interest Period relating to a LIBOR Advance, the rate per annum (rounded, if necessary, to the next higher 1/16 of one percent) equal to the arithmetic mean of the offered rates for deposits in U.S Dollars for a period comparable to such Interest Period which appear on the LIBO Page of the Reuters Monitor Money Rates Service (or such other page as may replace such page on such service for the purpose of displaying LIBOR) as of 11:00 a.m. (London time) on the day that is two Business Days prior to the first day of such Interest Period. If fewer than two rates appear on the LIBO Page of the Reuters Monitor Money Rates Service, LIBOR shall mean for the Interest Period relating to a LIBOR Advance, the rate per annum (rounded, if necessary, to the next higher 1/16 of the percent) at which the Bank offers deposits in U.S. Dollars for a period comparable to such Interest Period and in an amount equal to the outstanding principal amount of such LIBOR Advance to leading banks in the London interbank eurodollar market as of 11:00 a.m. (London time) on the day that is two Business Days prior to the first day of such Interest Period.

         "Prime Rate" shall mean, for any day, the prime commercial lending rate of the Bank as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate. The Borrower acknowledges that the Prime Rate is not the lowest rate at which the Bank may make loans or other extensions of credit.

         Interest shall be computed on the basis of a 360 day year for the actual number of days elapsed. Interest on each ABR Advance shall be payable monthly on the first day of each month, and at maturity of such advance (whether by acceleration or otherwise). Interest on each LIBOR Advance shall be payable at the maturity of such advance (whether by acceleration or otherwise).

         If any payment of principal of or interest on the advances evidenced by this note becomes due and payable on a day which is not a Business Day, then such payment shall be extended to the next succeeding Business Day and interest shall be payable at the rate set forth above during such extension.

         Each ABR Advance shall be payable ON DEMAND, and may be prepaid at any time without penalty, but with interest on the amount being prepaid through the date of prepayment. Each LIBOR Advance shall be payable on the last day of the Interest Period for such advance, and the Borrower shall not have the right to prepay any LIBOR Advance.

         If the Bank shall make a new advance on a day on which the Borrower is to repay an advance hereunder, the Bank shall apply the proceeds of the new advance to make such repayment and only the amount by which the amount being advanced exceeds the amount being repaid shall be made available to the Borrower in accordance with the terms of this note.


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         If at any time, it becomes illegal for the Bank to make or maintain a
LIBOR Advance, or U.S. Dollar deposits are unavailable in the London interbank eurodollar market, then each LIBOR Advance outstanding at such time shall automatically convert to an ABR Advance and no new advance may be made as a LIBOR advance until such circumstances no longer exist.

         The Borrower agrees to compensate the Bank for any loss (other than lost profit) or expense (including, without limitation, any loss or expense arising from re-employment of funds obtained by the Bank in order to make or maintain a LIBOR Advance or from any payment by the Bank to the lenders of such funds) which the Bank may sustain or incur in the event that (i) the Borrower fails to pay when due the principal amount of or interest on any LIBOR Advance,
(ii) the Borrower fails to make a borrowing of a LIBOR Advance after the Borrower has requested the same in accordance with the provisions of this note, or (iii) the Borrower makes a payment of the principal amount of a LIBOR Advance, or a LIBOR Advance is automatically converted to an ABR Advance, prior to the last day of the Interest Period applicable thereto. Such compensation may include an amount equal to the excess, if any, of (i) the amount of interest (excluding any margin included therein) which would have accrued on the amount so paid or converted, or not so borrowed, for the period from the date of such payment or conversion or of such failure to borrow to the last day of such Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) in each case at LIBOR which is applicable or would have been applicable to such LIBOR Advance over
(ii) the amount of interest (as reasonably determined by the Bank) which would have accrued on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank eurodollar market.

         In the event that any law, treaty, or government regulation subjects the Bank to any tax with respect to this note or imposes upon the Bank any reserve, special deposit, assessment or similar requirement against assets held by or deposits in or for the account of any office of the Bank, and the result is to increase the cost to the Bank of making or maintaining a LIBOR Advance, or to reduce the amount of any payment in respect of a LIBOR Advance, by an amount deemed material by the Bank, the Borrower shall pay to the Bank on demand an additional amount as will compensate the Bank for such increased cost or reduced return.

         The Borrower's obligations under the immediately preceding two paragraphs shall survive payment of the advances and all other amounts payable hereunder. A certificate of the Bank setting forth such amount or amounts as shall be necessary to compensate the Bank as specified in the immediately preceding two paragraphs shall be conclusive absent manifest error.

         The Borrower hereby authorizes the Bank to accept telephonic instructions from a duly authorized representative of the Borrower to make an advance hereunder or receive any payment of an advance and to indorse on the schedule attached hereto the amount of all advances hereunder and all principal payments hereof received by the Bank.

         The Bank is hereby authorized to charge any deposit account of the Borrower maintained at the Bank for each principal prepayment hereof on the date made, and for each principal payment and for each interest payment due hereunder on the due date thereof. The Bank shall credit the Borrower's deposit account maintained at the Bank in the amount of each advance hereunder on the date of such advance, which credit will be confirmed to the Borrower by standard advice of credit or notation in the monthly statement sent to the Borrower in connection with such account. The Borrower agrees that the actual crediting of the amount of the advance to the Borrower's deposit account shall

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constitute conclusive evidence that the advance was made, and neither the failure of the Bank to indorse on the schedule attached hereto the amount of the advance nor the failure of the Bank to forward an advice of credit to the Borrower or to note such advance in the monthly statement sent to the Borrower shall affect the Borrower's obligations hereunder.

         If any of the following events shall occur with respect to any Obligor (which term shall include the Borrower, any guarantor hereof or any hypothecator of any collateral securing this note): (i) failure of any Obligor in the performance of any of such Obligor's covenants herein or in any instrument, document or agreement delivered in connection herewith; (ii) default by any Obligor in the payment or performance of any Obligation (which term shall include any and all present or future obligations or liabilities of such Obligor to the Bank, whether incurred by such Obligor as maker, indorser, drawer, acceptor, guarantor, accommodation party, counterparty, purchaser, seller or otherwise, and whether due or to become due, secured or unsecured, absolute or contingent, joint and/or several, and howsoever and whensoever acquired by the
Bank); (iii) failure of any Obligor to pay when due any other indebtedness for borrowed money, acceleration of the maturity of such indebtedness or the occurrence of any event which with notice or lapse of time, or both, would permit acceleration of such indebtedness; (iv) if the Obligor is an individual, the death or incompetence of such Obligor. (v) if the Obligor is not an individual, the dissolution, merger or consolidation of, or the sale or disposal of all or substantially all of the assets of, such Obligor without the prior written consent of the Bank; (vi) the financial condition or credit standing of any Obligor shall be or become materially impaired in the sole opinion of the Bank or any of its officers; (vii) commencement of any proceeding, procedure or other remedy supplemental to the enforcement of a judgment against any Obligor;
(viii) any representation or warranty made by any Obligor or any financial or other statement of any Obligor delivered to the Bank by or on behalf of any Obligor proves to be untrue, incorrect or incomplete when made or delivered;
(ix) the death of the insured under any life insurance policy held as collateral by the Bank for the Obligations of any Obligor with respect to this note, or the non-payment of any premiums on any such life insurance policy; (x) the validity or enforceability of this note, any guarantee hereof or any other document delivered in connection herewith shall be contested or declared null and void or any Obligor shall deny it has any liability or obligation under or with respect to this note, any guarantee hereof or any other document delivered by it in connection herewith; (xi) any Obligor shall make payment on account of any indebtedness subordinated to the indebtedness evidenced by this note in contravention of the terms of such subordination; or (xii) the line of credit under which the advances evidenced by this note are made shall be canceled; then the LIBOR Advances evidenced by this note and all accrued interest thereon shall become due and payable forthwith, upon declaration to that effect by the Bank, without notice to the Borrower or any other Obligor, anything contained herein or in any other document, instrument or agreement to the contrary notwithstanding.

         All advances evidenced hereby together with all accrued interest thereon shall become immediately and automatically due and payable, without demand, presentment, protest or notice of any kind, upon the commencement by or against any Obligor of a case or proceeding under any bankruptcy, insolvency or other law relating to the relief of debtors, the readjustment, composition or extension of indebtedness or reorganization or liquidation.

         The Borrower waives presentment, demand, protest and notice of protest, non-payment or dishonor of this note.

         The Borrower acknowledges that the ABR Advances evidenced hereby are payable on demand and payment thereof may be demanded by the Bank at any time for any reason in the sole and absolute discretion of the Bank.

         The Bank shall have a lien on the balances of the Borrower now or hereafter on deposit with

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or held as custodian by the Bank and the Bank shall have full authority to set off such balances against the indebtedness evidenced by this note or any other Obligation and may at any time, without notice, to the extent permitted by law, apply the same to the advances evidenced by this note or such other Obligations, whether due or not.

         All obligations of the Borrower to the Bank under this note are secured pursuant to the terms of any security agreement executed by the Borrower in favor of the Bank dated of even date herewith as such agreement may be amended or modified from time to time and any mortgage executed by the Borrower in favor of the Bank dated of even date herewith as such mortgage may be modified from time to time, and any other security agreement and mortgage that the Borrower shall have executed or shall at any time execute in favor of the Bank, and the Bank is entitled to all the benefits thereof.

         The Borrower agrees to pay all costs and expenses incurred by the Bank incidental to or in any way relating to the Bank's enforcement of the obligations of the Borrower hereunder or the protection of the Bank's rights, in connection herewith, including, but not limited to, reasonable attornevs' fees and expenses, whether or not litigation is commenced.

         Promptly upon the Bank's request, the Borrower agrees to furnish such information (including, without limitation, financial statements and tax returns of the Borrower) to the Bank and to permit the Bank to inspect and make copies of its books and records, as the Bank shall reasonably request from time to time.

         So long as any obligation of the Borrower to the Bank under this note is or may be outstanding and unpaid, the Borrower agrees that it will not grant, without the prior written consent of the Bank, a security interest in, a lien upon or an assignment of, any of its current assets (as so classified in accordance with generally accepted accounting principles) now owned or hereafter acquired to secure any obligation for the payment of borrowed money indebtedness except indebtedness owed to the Bank.

         The Borrower waives any right to claim or interpose any counterclaim or set-off of any kind in any litigation relating to this note or the transactions contemplated hereby.

         This note may not be amended, and compliance with its terms may not be waived, orally or by course of dealing, but only by a writing signed by an authorized officer of the Bank.

         This note may be assigned or indorsed by the Bank and its benefits shall inure to the successors, indorsees and assigns of the Bank.

         The Borrower authorizes the Bank to date this note and to complete any blank space herein according to the terms upon which said advances were granted.

         No failure on the part of the Bank to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, remedy or power hereunder preclude any other or future exercise thereof or the exercise of any other right, remedy or power.

         Each and every right, remedy and power hereby granted to the Bank or allowed it by law or other agreement shall be cumulative and not exclusive of any other right, remedy or power, and may be exercised by the Bank at any time and from time to time.

         Every provision of this note is intended to be severable; if any term or provision of this note shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

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IF THE BORROWER IS A CORPORATION:

         The Borrower represents and warrants that the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business in the State of Connecticut; that the execution, delivery and performance of this note are within the Borrower's corporate powers and have been duly authorized by all necessary action of its board of directors and shareholders; and that each person executing this note has the authority to execute and deliver this note on behalf of the Borrower.

IF THE BORROWER IS A LIMITED LIABILITY COMPANY:

         The Borrower represents and warrants that the Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization and is duly qualified to do business in the State of Connecticut; that the execution, delivery and performance of this note are within the Borrower's company powers and have been duly authorized by all necessary action of its members; and that each person executing this note has the authority to execute and deliver this note on behalf of the Borrower.

IF THE BORROWER IS A PARTNERSHIP:

         The Borrower represents and warrants that the Borrower is a partnership duly formed under the laws of the state of its formation and is duly qualified to do business in the State of Connecticut; that the execution, delivery and performance of this note are within the Borrower's partnership powers and have been duly authorized by all necessary action of its partners and do not contravene the provisions of its partnership agreement; and that each person executing this note has the authority to execute and deliver this note on behalf of the Borrower.

         THE PROVISIONS OF THIS NOTE SHALL BE CONSTRUED AND INTERPRETED, AND ALL RIGHTS AND OBLIGATIONS HEREUNDER DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF CONNECTICUT WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. THE BORROWER SUBMITS TO THE JURISDICTION OF STATE AND FEDERAL COURTS LOCATED IN THE STATE OF CONNECTICUT AND THE CITIES OF STAMFORD OR BRIDGEPORT IN PERSONAM AND AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS NOTE SHALL BE LITIGATED ONLY IN SAID COURTS OR COURTS LOCATED ELSEWHERE AS SELECTED BY THE BANK AND THAT SUCH COURTS ARE CONVENIENT FORUMS. THE BORROWER WAIVES PERSONAL SERVICE UPON IT AND CONSENTS TO SERVICE OF PROCESS BY MAILING A COPY THEREOF TO IT BY REGISTERED OR CERTIFIED MAIL.

         THE BORROWER AND THE BANK WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF OR IN ANY WAY CONNECTED TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY.


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Name of Borrower: META GROUP, INC.      Address of Borrower: 208 HARBOR DRIVE
                                                             STAMFORD, CT 06912





SIGNATURE OF BORROWER
OR AUTHORIZED SIGNER

/s/:  Bernard F. Denoyer
Title: Chief Financial Officer



SIGNATURE OF BORROWER
OR AUTHORIZED SIGNER
If Authorized Signer:

Name:
Title: